EXHIBIT 10.2

AMENDMENT TO OFFICE LEASE

THIS AMENDMENT TO OFFICE LEASE (this “Amendment”) is made as of the 20th day of January, 2009, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), and LKQ CORPORATION, a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Office Lease dated February 18, 2004 (the “Lease”), demising certain space more particularly described therein in the building located at 120 N. LaSalle Street, Chicago, Illinois;

WHEREAS, by notice dated October 7, 2008, Tenant exercised its termination right under Article 36 of the Lease and, accordingly, the Expiration Date of the Lease is July 31, 2009; and

WHEREAS, Landlord and Tenant desire to reinstate and amend the Lease as herein provided.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

1. Definitions. Unless the context otherwise requires, any capitalized term used herein shall have its respective meaning as set forth in the Lease.

2. Integration of Amendment and Lease. This Amendment and the Lease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall, in all instances, control and prevail.

3. Reinstatement. Tenant and Landlord hereby agree that the termination referred in the recitals above is hereby rescinded and that the Lease, as amended hereby, shall continue in full force and effect in accordance with its terms and conditions.

4. Early Termination. Notwithstanding anything contained in the Lease to the contrary, Landlord and Tenant agree that the Expiration Date of the Lease shall be July 31, 2011, unless the Lease shall sooner terminate as expressly provided therein and herein.

5. Base Rent. Tenant shall continue to pay Base Rent in accordance with the Lease until July 31, 2009. Then, effective as of August 1, 2009, the Base Rent table set forth in the Lease is hereby deleted and replaced in its entirety with the following:

Period	Annual Base Rent	Monthly Base Rent
8/1/09 – 7/31/10	$266,175.00	$22,181.25
8/1/10 – 7/31/11	$274,160.28	$22,846.69

Accordingly, from and after August 1, 2009, Base Rent shall be paid in the amounts set forth above in accordance with Article 4 of the Lease.

6. Taxes and Expenses. Tenant shall continue to pay Tenant’s Share of Taxes and Expenses in accordance with the terms and conditions of the Lease.

7. Condition of Premises. Tenant acknowledges that it is in possession of the Premises and that it accepts the Premises in their “as is” condition. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as may be expressly provided in the Lease.

8. No Renewal Option. Article 37 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.

9. No Broker. Tenant represents that Tenant has not dealt with any broker in connection with this Amendment other than Transwestern Commercial Services and agrees to indemnify and hold Landlord harmless from all damages, liability and expense (including reasonable attorneys’ fees) arising from any claims or demands of any other brokers or finders for any commission alleged to be due such brokers or finders in connection with their participation in the negotiation with Tenant of this Amendment. Landlord shall be responsible for the payment of a commission to Transwestern Commercial Services in connection with this Amendment pursuant to a separate agreement with Transwestern Commercial Services.

10. OFAC Certification. Tenant certifies that:

(a) It is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(b) It is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity or nation.

11. Lease in Full Force and Effect. Except as expressly provided herein, all of the terms and provisions of the Lease shall remain in full force and effect. Without limiting the generality of the foregoing, Tenant acknowledges that Landlord’s liability is limited as set forth in Section 34.K of the Lease and remakes its representations and warranties set forth in Section 34.M of the Lease.

[signatures on following page]

This Amendment is executed by the undersigned as of the date first above written.

LANDLORD:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

By:	/s/ Clarke Michalak
Name:	Clarke Michalak
Title:	Vice President

TENANT:

LKQ CORPORATION, a Delaware corporation

By:	/s/ Frank P. Erlain
Name:	Frank P. Erlain
Title:	VP – Finance & Controller

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